Exhibit 99.3

Sonoma Resort Holdings II, LLC (“Successor”)

Financial Statements

Six-Months Ended June 30, 2013 and Period From March 9, 2012 to June 30, 2012

SMI Real Estate, LLC and SMI Operating Company, LLC (“Predecessor”)

Combined Financial Statements
Period From January 1, 2012 to March 8, 2012

(Collectively “Fairmont Sonoma Mission Inn and Spa”)

Fairmont Sonoma Mission Inn and Spa
Index

Page(s)

(Combined) Financial Statements

Balance Sheet (unaudited) June 30, 2013 (Successor)	1

(Combined) Statements of Operations (unaudited) Six Months Ended June 30, 2013 and March 9, 2012 to June 30, 2012 (Successor) Period From January 1, 2012 to March 8, 2012 (Predecessor)	2

Statements of Changes in Member’s Equity (unaudited) Six Months Ended June 30, 2013 (Successor)	3

(Combined) Statements of Cash Flows (unaudited) Six Months Ended June 30, 2013 and March 9, 2012 to June 30, 2012 (Successor) Period From January 1, 2012 to March 8, 2012 (Predecessor)	4

Notes to (Combined) Financial Statements (unaudited) June 30, 2013	5–13

Fairmont Sonoma Mission Inn and Spa
Balance Sheet (unaudited)
June 30, 2013

Successor

Assets
Cash and cash equivalents	$1,464,066
Accounts receivable, net	2,473,855
Inventory	468,073
Prepaids and other assets	796,904
Property and equipment, net	91,795,956
Total assets	$96,998,854
Liabilities and Member’s Equity
Accounts payable - affiliated parties	$349,084
Accounts payable - other	413,067
Accrued expenses and other liabilities	2,218,631
Advanced deposits	2,132,359
Loan payable - affiliated parties	30,275,000
Total liabilities	35,388,141
Member’s equity
Fairmont equity	61,610,713
Total member’s equity	61,610,713
Total liabilities and member’s equity	$96,998,854

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
(Combined) Statements of Operations (unaudited)

	Successor		Predecessor
	Period From	Period From	Period From
	January 1, 2013	March 9, 2012	January 1, 2012
	to June 30,	to June 30,	to March 8,
	2013	2012	2012

Revenue
Rooms	$6,874,905	$5,277,009	$1,639,243
Food and beverage	4,189,310	3,309,031	1,087,116
Spa and health club	2,228,191	1,683,262	739,818
Other departmental revenue	343,910	327,162	173,719
Total revenue	13,636,316	10,596,464	3,639,896
Operating costs
Rooms	2,281,261	1,518,832	776,928
Food and beverage	3,963,132	2,885,822	1,324,790
Spa and health club	2,027,124	1,326,887	731,176
Other departmental expenses	269,771	296,081	169,157
Total operating costs	8,541,288	6,027,622	3,002,051
Other operating expenses
Depreciation	936,819	527,445	1,023,906
Administrative and general	1,768,778	1,081,255	550,034
Sales and marketing	1,341,881	752,340	380,087
Property operations and maintenance	1,149,776	730,249	444,907
Management fees to affiliated parties	374,971	291,403	99,980
Property taxes and insurance	648,214	354,490	172,908
Other expense	23,004	622,713	137,378
Total other operating expenses	6,243,443	4,359,895	2,809,200
Income (loss) from operations	(1,148,415)	208,947	(2,171,355)
Interest expense	238,807	381,029	128,325
Interest expense to affiliated parties	307,989	-	574,706
Net loss	$(1,695,211)	$(172,082)	$(2,874,386)

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
Statement of Changes in Member’s Equity (unaudited)
Six months ended June 30, 2013

Successor

Balance at January 1, 2013	$63,305,924

Net loss	(1,695,211)
Contributions	-

Balance at June 30, 2013	$61,610,713

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
(Combined) Statements of Cash Flows (unaudited)

	Successor		Predecessor
	Period From	Period From	Period From
	January 1, 2013	March 9, 2012	January 1, 2012
	to June 30,	to June 30,	to March 8,
	2013	2012	2012

Operating activities
Net loss	$(1,695,211)	$(172,082)	$(2,874,386)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	936,819	527,445	1,023,906
Bad debt provision	21,757	3,394	2,167
Amortization of deferred financing costs	53,890	89,553	-
Changes in operating assets and liabilities
Accounts receivable	(863,501)	(1,716,491)	428,657
Accounts receivable - affiliated parties	-	-	82,679
Inventory	150,426	(82,887)	12,377
Prepaids and other assets	(189,431)	152,673	(63,282)
Accounts payable - affiliated parties	121,886	321,289	(153,175)
Accounts payable - other	(120,224)	(171,051)	455,978
Accrued expenses and other liabilities	859,391	169,760	(319,801)
Advanced deposits	766,993	247,628	489,943
Net cash provided by (used in) operating activities	42,795	(630,769)	(914,937)
Investing activities
Property and equipment additions	(4,118,252)	(85,842)	(521,048)
Acquisition of hotel assets	-	(85,847,783)	-
(Increase) decrease in restricted cash	3,581,896	(770,629)	228,284
Net cash used in investing activities	(536,356)	(86,704,254)	(292,764)
Financing activities
Issuance of debt	31,425,000	28,650,000	-
Repayment of debt	(30,000,000)	-	-
Financing costs	-	(289,263)	-
Contributions	-	59,592,600	850,000
Net cash provided by financing activities	1,425,000	87,953,337	850,000
Net increase (decrease) in cash and cash equivalents during the period	931,439	618,314	(357,701)
Cash and cash equivalents
Beginning of period	532,627	-	563,553
End of period	$1,464,066	$618,314	$205,852
Supplemental disclosures of cash flow information
Cash paid for interest	$527,388	$237,240	$637,038

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

1.                           Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Predecessor

SMI Real Estate, LLC (“SMI Real Estate”), a Delaware limited liability company, was formed on July 15, 2002, to acquire the Fairmont Sonoma Mission Inn & Spa (the “Hotel”), a 226-room full-service luxury hotel and spa in Sonoma County, California.  Crescent Real Estate Equities Limited Partnership (“Crescent”), a Delaware limited partnership, and Sonoma Resort Holdings, LLC (“Fairmont”), a Delaware limited liability company, (collectively the “Predecessor Owners”) were members with 80.65% and 19.35% ownership interests, respectively.  SMI Operating Company, LLC (“SMI Operating”), a Delaware limited liability company, was formed on July 15, 2002, to lease the Hotel and arrange for the management of the Hotel.  Crescent Hospitality, Inc. (“Crescent Partner”) and Fairmont were members of SMI Operating, with 80.1% and 19.9% ownership interests, respectively, prior to the sale on March 9, 2012.

Effective September 1, 2002, SMI Real Estate entered into a Hotel Management Agreement (the “Management Agreement”) with Fairmont Hotels & Resorts (U.S.) Inc. (the “Operator”) under which the Operator acts as the sole and exclusive operator and managing agent of the Hotel.  Contemporaneously SMI Operating assumed the obligations of SMI Real Estate under the Management Agreement and entered into a Lease Agreement with SMI Real Estate expiring August 31, 2010.  Two one-year forbearance agreements were executed subsequent to the expiration of the Lease Agreement.  The Hotel was sold prior to expiration of the second forbearance agreement.

SMI Real Estate and SMI Operating are collectively referred to as the “Predecessor Company”.  Crescent, Crescent Partner, and Fairmont are collectively referred to as the Members of the Predecessor Company.

Successor

On February 17, 2012 SMI Real Estate signed a Purchase and Sale Agreement (“PSA”) with Sonoma Resort Holdings II, LLC (the “Successor Owner” or the “Successor Company”), a Delaware limited liability company and wholly-owned subsidiary of the Operator, to purchase the assets of the Hotel.  The sale closed on March 9, 2012.  The Hotel continues to be managed by the Operator under a long-term Management Agreement.

The Successor Owner accounted for the transaction as a business combination and elected to apply pushdown accounting resulting in a new accounting and reporting basis for the Successor Company (Note 2 – Business Combinations).  Accordingly the accompanying financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the acquisition of the Hotel by the Successor Owner.  The Predecessor and Successor periods have been separated by a vertical line on the face of the financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical cost bases of accounting.  The accounting policies followed in the preparation of the financial statements for the Successor period are consistent with those of the Predecessor period except where noted below.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

Principles of Combination

Predecessor

An evaluation was performed to determine if SMI Operating constitutes a Variable Interest Entity (“VIE”).  SMI Real Estate is required to consolidate a VIE if it has: (i) the power to direct the VIE’s activities that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE (the “primary beneficiary”).  Such determination requires significant judgments and assumptions including the assessment of decisions that most significantly impact the economic performance of an entity and the ability to exercise control, as well as the quantitative and qualitative assumptions regarding the performance of an entity and the ability to participate in the entities’ economics.

SMI Operating was determined to be a VIE due to the design of the entity and its contractual obligations resulting in the entity being funded with an insufficient amount of equity.  SMI Real Estate, however, is not the primary beneficiary due to lack of control.

As a result of the common control of SMI Real Estate, through Crescent and SMI Operating, through Crescent Partner, the financial statements for the Predecessor Company for the period from January 1, 2012 to March 8, 2012 are presented on a combined basis reflecting the combined results of operations of the combined assets, liabilities, and equity of both entities.  They were determined to represent the predecessor as they represent the financial position, results of operations, and cash flows of the Hotel which continued operations in the Successor Company.  All significant intercompany transactions and balances have been eliminated.

Assets Measured at Fair Value

Neither the Predecessor Company nor the Successor Company has assets or liabilities which are measured at fair value on a recurring basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosure of contingent amounts in the (combined) financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less when purchased.

Restricted Cash

Predecessor

A reserve account is maintained in accordance with the Hotel Management Agreement for replacement of furniture, fixtures, and equipment.  The furniture, fixtures, and equipment reserve is funded with deposits equal to 4% of total revenues.

Additionally, our lender requires reserves to be deposited into bank accounts controlled by the lender.  Funds from these accounts are held for payment of property taxes and interest payments on the loan.

Successor

The Successor Company’s lender required reserves to be deposited into bank accounts controlled by a third party on behalf of the lender pursuant to the terms of our mortgaged debt to fund planned

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

renovations and improvements, property taxes, insurance and normal replacements of furniture, fixtures and equipment at our hotels. These reserves were no longer required subsequent to repayment of mortgage debt in March 2013 (see Note 10 Debt).

Inventory

Food, beverage and gift shop inventory is accounted for using the first-in, first-out method and is stated at the lower of cost or market.  Purchases of china, glassware, silver, linen, and uniforms (soft goods) are generally expensed when purchased.  A limited amount of new, unopened soft goods may be included in inventory from time to time.

Prepaids and Other Assets

Prepaid expenses and other assets consist of insurance, contracts and licensing costs paid in advance.  These items are amortized over the related term of the respective agreements.

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation.  Costs related to the improvement or renovations of the Hotel are capitalized if they extend the life of the property.

Repairs and maintenance that do not increase the useful lives of the related assets are charged to expense as incurred.  When indicators of impairment are present, property and equipment is evaluated for impairment and losses are recorded when undiscounted cash flows estimated to be generated by an asset are less than the asset’s carrying amount.  The amount of the impairment loss is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis or market comparisons.  No impairment losses have been recorded during the periods presented.

Land is not depreciated.  All other property and equipment are depreciated on a straight-line basis over the estimated useful lives of the respective assets as follows:

	Successor	Predecessor

Building	45 years	34 years
Building improvements	-	10–15 years
Furniture, fixtures, and equipment	2–25 years	5 years

Deferred Financing Costs

Deferred financing costs are amortized to interest expense over the life of the loan using the effective interest rate method.

Advanced Deposits

Advanced deposits consist of unredeemed gift certificates as well as room rentals and fees received for future customer reservations.  Advanced deposits are recognized as revenue as rooms are occupied and services are rendered and/or gift certificates are redeemed at the Hotel.

Revenue

Revenue is generated primarily from hotel operations, including room, food, beverage, spa, and other hotel revenues, such as long-distance telephone service and gift shop revenue.  Revenue is recognized when the related services are delivered and collection is reasonably assured.  All revenue is presented net of applicable state and local taxes.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense in the accompanying (combined) statements of operations.

Income Taxes

No provision for income taxes is included in the accompanying (combined) financial statements in either the Successor or Predecessor periods presented as each member is individually responsible for reporting its respective share of taxable income or loss. The Successor Company is considered a disregarded entity for tax purposes.

The Predecessor Company recognizes the impact of tax return positions that are more likely than not to be sustained upon audit.  Significant judgment is required to evaluate uncertain tax positions.  The evaluation of uncertain tax positions is based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of audits and effective settlement of audit issues.  Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in income tax expense in the period in which the change is made.  During the period presented, the Predecessor Company has no liability for uncertain tax positions.

If applicable, the Predecessor Company recognizes interest expense related to unrecognized tax benefits in the interest expense and penalties in the other expense line items in the accompanying predecessor combined statement of operations.  No interest expense related to unrecognized tax benefits is included in the accompanying combined statement of operations for the predecessor period presented, as the impact of our tax return positions taken has not impacted our required tax payments to the taxing authority.  The Predecessor Company was not under examination by a U.S. federal, state or local taxing authority during the predecessor period presented.  Under statutes of limitations, the Predecessor Company remains subject to U.S. federal, state and local income tax examinations by tax authorities for years 2009 through to 2011.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

2.                           Business Combinations

The acquisition of the Hotel’s assets was recorded by the Successor Owner under the acquisition method of accounting as a business combination and pushed-down to the Successor Company by allocating the purchase consideration of $85,847,783 to the cost of the net assets acquired based on their fair values at March 9, 2012.  The Successor Company’s purchase price allocation is as follows:

Assets
Property and equipment	$88,000,000
Inventory	672,170
Prepaids and other assets	1,004,114
Accounts receivable	741,523
90,417,807
Liabilities
Accounts payable - other	967,357
Accrued expenses and other liabilities	1,668,485
Advanced deposits	1,934,182
4,570,024
Total identifiable net assets at fair value	85,847,783
Purchase consideration transferred	$85,847,783

The acquisition was funded through contributions by the Operator and a loan on the property.  Estimated transaction costs of $621,888 are included in “Other expenses” in the June 30, 2012 Successor Statement of Operations.

3.                           Liquidity Considerations

Predecessor

As discussed in Note 10, the nonrecourse loan in the amount of $55,000,000 for which the Hotel served as collateral matured in February 2011 and as a result, the Predecessor Company was in default of the terms of the loan as of December 31, 2011.  In January 2012, Crescent purchased the loan from Bank of America N.A. assuming the lender responsibilities with the Predecessor Company under the existing default loan terms.  The loan was settled as part of the purchase of the Hotel by the Successor Owner. Subsequent to this transaction, the Predecessor Company satisfied its remaining liabilities, made final distributions to the members and the Predecessor Company was dissolved on June 28, 2013.

4.                           Concentrations of Credit Risk

Financial instruments, which potentially subject the Predecessor Company and the Successor Company to concentrations of credit risk, consist principally of cash deposits and accounts receivable.  The Predecessor Company and the Successor Company had certain interest bearing cash demand deposit accounts that exceeded federal depository insurance limits.  Neither the Predecessor Company nor Successor Company experienced any losses in such accounts.  Concentration of credit risk with accounts receivable is limited due to the large number of customers comprising the Hotel’s customer base.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

5.                           Accounts Receivable

Accounts receivable are comprised primarily of amounts due from guests of the Hotel.  Accounts receivable are monitored on a monthly basis and an allowance for doubtful accounts is calculated as a percentage of total receivables based on the Operator’s historical experience.  As of June 30, 2013, the allowance for doubtful accounts totaled $14,686.

For the six months ended June 30, 2013, bad debt expense of $21,757 is included in administrative and general in the accompanying Successor Statements of Operations.  If the assumptions regarding the collectability of accounts receivable prove incorrect, the Successor Company could experience write-offs in excess of its allowance for doubtful accounts, which would result in a decrease in net income.

6.                           Inventory

A summary of inventory as of June 30, 2013 is as follows:

Successor

Food and beverage	$279,111
Supplies and other	188,962
$468,073

7.                           Prepaids and Other Assets

A summary of prepaids and other assets as of June 30, 2013 is as follows:

Successor

Prepaid insurance	$316,951
Other assets and prepaid expenses	479,953
$796,904

8.                           Property and Equipment, Net

A summary of property and equipment, net, as of June 30, 2013 is as follows:

Successor

Buildings	$71,781,632
Furniture, fixtures, and equipment	4,840,725
Land	17,240,761
Other	286,723
94,149,841
Less: Accumulated depreciation	(2,353,885)
$91,795,956

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

9.                           Accrued Expenses

A summary of accrued expenses and other liabilities as of June 30, 2013 is as follows:

Successor

Payroll costs and benefits	$1,103,888
Retail sales tax	582,196
Utilities	134,639
Other	397,908
$2,218,631

10.                    Debt

Predecessor

In January 2006, the Predecessor Company entered into a $55,000,000 nonrecourse loan with Bank of America N.A. and paid off previously existing member loans.  The loan was collateralized by the Hotel and bore a fixed rate of 5.3995% with an interest-only term until maturity in February 2011.  As of February 2011, the Predecessor Company was paying interest at the default rate of 8.3995%.  An affiliate to Crescent purchased the note from Bank of America N.A. in January 2012 and assumed lender responsibilities with the Predecessor Company (see Note 3, Liquidity Considerations).

The loan agreement required the maintenance of a certain net operating income (“NOI”) threshold, as defined in the loan agreement.  The Predecessor Company did not meet this threshold for the second quarter of 2010; however, this was not considered an event of default per the loan agreement.  As a result, reserves were required to be held for property taxes and interest payments on the loan until the Company achieved a certain NOI threshold for a twelve-month trailing period.  During the predecessor period presented, this NOI threshold had not been met and these reserves have been classified as restricted cash on the Balance Sheet (see Restricted Cash (“Predecessor”) section in Note 1, Organization and Summary of Significant Accounting Policies).  This loan was settled as part of the sale of the Hotel’s assets to the Successor Company.

Successor

In March 2012 the Successor Company entered into a $28,650,000 term loan with Citibank N.A. to fund the purchase of the Hotel’s assets.  The interest rate on the loan was LIBOR plus 3.00% and matured in March 2013 with an extension option.  For the period from January 1, 2013 till the loan was repaid, the average LIBOR rate was 0.23%.  In March 2013 the loan was repaid (see Note 12 Related Party Transactions).

11.                    Member’s Equity

Distributions

Net cash flow is distributed from time to time when available, but no less frequently than quarterly if it is available, in the order of priority detailed in the operating agreements of the Predecessor and Successor Companies.

Contributions

The Member is required to make additional capital contributions to the Company in amounts equal to their percentage interests, if they are needed to fund operations or property improvements.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

12.                    Related Party Transactions

The Management Agreement provides for a basic management fee and a sales and marketing centralized services fee equal to 2.75% and 1.5% of total revenues respectively, payable monthly to the Operator.  The centralized services fees for the Successor and Predecessor periods presented of $204,530, $159,727 and $54,535 for the six months ended June 30, 2013, the period from March 9, 2012 to June 30, 2012, and the period from January 1, 2012 to March 8, 2012, respectively, were included in Sales and marketing within the accompanying (combined) statements of operations.  In addition, there is a provision for an annual incentive fee calculated based on Adjusted Owner’s Invested Capital and return as defined in the Management Agreement. There was no incentive management fee due to the Operator during the periods presented.

Predecessor

The Hotel entered into an agreement with Sonoma Golf Club, LLC (“Sonoma Golf”), a related party through Crescent common ownership, whereby the Hotel guests have access to the golf course and other amenities of Sonoma Golf.  The Hotel receives payment from the guests and reimburses Sonoma Golf at agreed-upon rates.  Additionally, Sonoma Golf utilizes various Hotel services.

Successor

In 2012 the Successor Company entered into an interest-free loan due on demand with the Operator for $200,000.  In 2013 the Successor Company entered into additional interest-free loans due on demand with the Operator totaling $2,775,000.  In March 2013, $1,350,000 of these loans was repaid.  Additionally, following the repayment of the term loan with Citibank N.A. in March 2013 the Successor Company entered into a loan with an affiliate for $28,650,000 with an initial maturity of March 11, 2014, bearing interest at a rate of 3.49%.  These balances are included in the loan payable – affiliated parties line in the accompanying balance sheet. Amounts recorded in the accounts payable – affiliated parties line in the accompanying balance sheet represents amounts owed to the Operator for management fees and reimbursements to the Operator for hotel related operating expenses

13.                    Commitments and Contingencies

Capital Expenditures

The Successor Company had approximately $1,385,000 of capital commitments under contract with third parties as of June 30, 2013.

General Legal Contingency

The Successor and Predecessor Companies are subject to legal proceedings and claims that arise in the normal course of business.  As of June 30, 2013, management is not aware of any asserted or pending litigation or claims against the Successor Company that it expects to have a material adverse effect on the Successor Company’s financial condition, results of operations or liquidity.

Fairmont Sonoma Mission Inn and Spa
Notes to (Combined) Financial Statements (unaudited)
June 30, 2013

14.                    Subsequent Events

On June 14, 2013, the Successor Company signed a PSA to sell the Hotel assets.  The sale closed on July 10, 2013.  These financial statements have been prepared in connection with this transaction.  The Successor Owner retained a 25% equity interest in a new entity that was formed with a third party to purchase the Hotel assets.  A new Management Agreement was signed in connection with the sale to a wholly-owned subsidiary of the Operator.  The majority of intercompany loans were repaid as part of this sale.

The Successor Company evaluated its financial statements for the subsequent events through September 23, 2013, the date the (combined) financial statements were available to be issued.